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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 13, 1995, in this Registration Statement (Form N-1A 33-47031) of Alliance Mortgage Strategy Trust, Inc.



                             /s/  ERNST & YOUNG LLP

New York, New York
December 28, 1995





































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